UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2016

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 974-2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2016, Energy Fuels Inc. (the “Registrant”) entered into a First Supplemental Indenture among the Registrant, CST Trust Company, as the Canadian warrant agent and American Stock Transfer & Trust Company, LLC (“AST”), as the United States warrant agent (the “Supplemental Indenture”). The Supplemental Indenture amends the warrant indenture entered between the Registrant and CST on March 14, 2016, as further described in the Registrant’s Form 8-K filed with the United States Securities and Exchange Commission on March 14, 2016.

The Supplemental Indenture was entered into to add AST as the United States warrant agent.

The foregoing summary of certain provisions of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2016, the Board of Directors of the Registrant appointed Mark Chalmers as the Chief Operating Officer of the Registrant effective July 2016. Mr. Chalmers will oversee all of the Registrant’s conventional and in situ (“ISR”) uranium production operations.

Mr. Chalmers (58 years of age) brings an extensive background in both the U.S. and global uranium mining and processing industries to the Registrant. From 2011 to 2015, Mr. Chalmers served as Executive General Manager of Production for Paladin Energy Ltd., a uranium producer with assets in Australia and Africa, including the Langer Heinrich and Kayelekera mines, where he oversaw sustained, significant increases in production while reducing operating costs. He also possesses extensive experience in ISR uranium production, including management of the Beverley Uranium Mine owned by General Atomics (Australia), and the Highland mine owned by Cameco Corporation (USA). Mr. Chalmers has also consulted to several of the largest players in the uranium supply sector, including BHP Billiton, Rio Tinto, and Marubeni, and currently serves as the Chair of the Australian Uranium Council, a position he has held since 2007.

There are no family relationships among Mr. Chalmers and the members of the Board of Directors of the Registrant or the other members of senior management of the Registrant.

In conjunction with the appointment, the Registrant entered into an employment agreement with Mr. Chalmers effective April 14, 2016, pursuant to which Mr. Chalmers will commence employment with the Registrant on July 1, 2016. The employment agreement has a term of two years, commencing on July 1, 2016, and will automatically renew for additional one year terms unless either party provides a notice not to renew at least 90 days prior to the end of the initial two-year term or any subsequent one-year term. Mr. Chalmers’ base salary is $290,000 per annum, subject to review and increase at the discretion of the Registrant. Mr. Chalmers is also entitled to receive benefits such as health insurance, vacation and other benefits consistent with the then applicable Registrant benefit plans to the same extent as other employees of the Registrant with similar position or level. In addition, Mr. Chalmers is eligible for the award of annual cash incentive compensation, in accordance with the Registrant’s Short Term Incentive Plan and to receive compensation under the Registrant’s 2015 Omnibus Equity Incentive Plan, although any such bonuses or compensation are at the discretion of the Registrant. At the time Mr. Chalmers employment begins he will be granted restricted stock units with a full value of $100,000, of which 50% will vest on January 29, 2017, an additional 25% will vest on January 27, 2018 and the remaining 25% will vest on January 27, 2019. Mr. Chalmers will also receive $30,000 for relocation expenses from his home in Australia.

The Registrant may terminate Mr. Chalmers’ employment for just cause, without just cause or in the event of a disability. Mr. Chalmers may terminate his employment for “good reason” upon occurrence of any of the following: (i) a material reduction or diminution in his level of responsibility or office; (ii) a reduction in his compensation level, taken as a whole, of more than five percent; (iii) a proposed forced relocation to another geographic location greater than 50 miles from his current location; or (iv) notice is not given on or before March 3, 2018 that Mr. Chalmers will be promoted to Chief Executive Officer of the Registrant.

In the event Mr. Chalmers’ employment is terminated by the Registrant without just cause or upon a disability, or Mr. Chalmers elects to resign for good reason, or upon his death, he or his estate will be entitled to severance pay (the “Severance Amount”) in an amount equal to a severance factor times his base salary at the time of termination plus the greater of (a) the severance factor times the highest aggregate cash bonus paid to him in any one of the previous three years; or (b) 15% times his base salary at the time of termination. The severance factor is one and one half (1.5) so long as Mr. Chalmers is Chief Operating Officer of the Registrant. If Mr. Chalmers is promoted to President of the Registrant, the Severance Factor will become two (2.0) . If Mr. Chalmers is promoted to President and Chief Executive Officer or Chief Executive Officer of the Registrant, the severance factor will become two and one half (2.5).

Further, in the event that upon a change of control, Mr. Chalmers’ employment is terminated and/or the successor entity does not assume and agree to perform all of the Registrant’s obligations under Mr. Chalmers’ employment agreement with the Registrant, then Mr. Chalmers’ employment will be deemed to have been terminated without just cause and Mr. Chalmers will be entitled to receive the same Severance Amount as described above for a termination without just cause under the normal course. In addition, if Mr. Chalmers’ employment is terminated without just cause or for a disability, or Mr. Chalmers elects to resign for good reason, within 12 months after a change in control, then, in addition to the payment of the Severance Amount described above, all of Mr. Chalmers’ unvested stock options and restricted stock units will automatically vest.

Mr. Chalmers is subject to non-competition and non-solicitation provisions during the term of his employment agreement and for a period of 12-months after termination, under which Mr. Chalmers may not perform services for or acquire a beneficial interest (other than a beneficial interest of less than 1% of the outstanding shares of a public company) in any business in North America that competes with the Registrant without the prior written approval of the Registrant, and may not solicit any business from any customer, client or business relation of the Registrant, or hire or offer to hire or entice any officer, employee consultant or business relation away from the Registrant.

The foregoing summary of the material terms of the employment agreement is subject to the full terms of the employment agreement which will be attached to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Item 8.01 Other Events.

On April 15, 2016, the Registrant issued a press release attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Exhibits.

(d) Exhibits.

4.1	First Supplemental Indenture

99.1	Press Release dated April 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: April 20, 2016	By: /s/ David C. Frydenlund
David C. Frydenlund
Senior Vice President, General Counsel and Corporate
Secretary